EXHIBIT 10.1

SIXTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Second Amended and Restated Loan and Security Agreement (the “Amendment”) is entered into as of February 21, 2006, by and between COMERICA BANK (“Bank”) and CARDIODYNAMICS INTERNATIONAL CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of March 22, 2004 (as amended from time to time, including without limitation by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 26, 2004, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 26, 2004, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 16, 2005, that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 14, 2005, and that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of November 13, 2005, together with any related agreements, the “Agreement”). Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.	Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	The following defined terms are hereby alphabetically added to Section 1.1 of the Agreement to read as follows:

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

“Consolidated Total Interest Expense” means with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its

Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

“EBITDA” means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrower’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expense associated with granting stock options, and minus, to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits) for such period, all as determined in accordance with GAAP.

“Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of the capital stock, partnership interest or limited liability company interest of Borrower and its Subsidiaries minus goodwill, intangible assets, and deferred tax assets, determined in accordance with GAAP.

“Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event, to the extent not already included, all Indebtedness.

B.	Section 6.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.9 Debt to Tangible Net Worth. Borrower shall maintain at all times, measured as of the last day of each calendar month, a maximum ratio of Total Liabilities to Tangible Net Worth of no more than 0.75 to 1.00.”

C.	Section 6.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.10 EBITDA. Borrower shall achieve: (i) EBITDA of not less than negative $750,000 for each three-month period ending on January 31, 2006, February 28, 2006, March 31, 2006, and April 30, 2006; (ii) EBITDA of not less than negative $250,000 for each three-month period ending on May 31, 2006, June 30, 2006 and July 31, 2006; and (iii) EBITDA of not less than $1 for each three-month period ending August 31, 2006, September 30, 2006, October 31, 2006, and November 30, 2006.”

D.	Section 11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.”

E.	Exhibit D to the Agreement is hereby replaced with Exhibit D hereto.

II.	Waiver. Bank waives the failure by Borrower to comply with Section 6.10 (Profitability) of the Agreement for the three-month period ending November 30, 2005. Bank does not waive Borrower’s obligations under the revised Section 6.10 of the Agreement as set forth in this Amendment, and Bank does not waive any other failure by Borrower to perform its obligations under the Loan Documents. This waiver is not a continuing waiver with respect to any failure by Borrower to perform any obligation under the Loan Documents after the date of the Amendment, and the Bank does not waive any obligations Borrower may have under the Agreement (as amended by this Amendment) after the date of this Amendment, in each case including, without limitation, Borrower’s obligations with respect to Section 6.10 of the Agreement.

IV.	Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.	Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

V.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.	This Amendment, duly executed by Borrower;

B.	Corporation Resolutions and Incumbency Certification, duly executed by Borrower;

C.	A legal fee from the Borrower in the amount of $250; and

D.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Steve Loomis
Title:	CFO

COMERICA BANK

By:	/s/ Killu Sanborn
Title:	Senior VP